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                                                                 EXHIBIT 23.1(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" to the use of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of SLI, Inc. (formerly Chicago Miniature Lamp, Inc.) and to the use of our report dated March 20, 1998 with respect to the consolidated financial statements of Sylvania Lighting International B.V., included in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of SLI, Inc. for the registration of 7,500,000 shares of common stock.

                                          Ernst & Young LLP

Chicago, Illinois
June 29, 1999